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                                                                   EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Registration Statement of Rite Aid Corporation on Form S-8 of our report dated April 30, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective March 3, 2002 and the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective March 4, 2001) appearing in the Annual Report on Form 10-K of Rite Aid Corporation for the year ended March 1, 2003 and to the reference to us under the heading "Experts" in the Reoffer Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
August 7, 2003



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